                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                       A.K. STEEL HOLDING CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                 [LETTERHEAD OF AK STEEL HOLDING CORPORATION]
                                                                   April 6, 2001

To our Stockholders:

  It is a pleasure to invite you to the 2001 Annual Meeting of Stockholders of AK Steel Holding Corporation. The meeting will be held at 10:00 a.m. on Monday, May 14, 2001, at the Hotel duPont, Wilmington, Delaware.

  Please read the enclosed Notice of Meeting and accompanying Proxy Statement carefully. For those of you who cannot attend the meeting in person, I urge you to participate by completing, signing, and returning your proxy in the enclosed envelope. Your vote is important, and the management of AK Steel appreciates your cooperation in directing proxies to vote at the meeting.

  Attendance at the Annual Meeting will be limited to stockholders of record as of the close of business on March 23, 2001, or their duly appointed proxies, and to guests of management. If you or your appointed proxy plan to attend in person, please complete, sign, detach and return the enclosed Request for Admittance card.

  Your continuing interest in our company is appreciated. I look forward to seeing you at the Annual Meeting.

                               Sincerely,

                               /s/ Richard M. Wardrop, Jr.

                               Chairman and  Chief Executive Officer

                         AK STEEL HOLDING CORPORATION
                               703 Curtis Street
                            Middletown, Ohio 45043

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               ----------------

  The 2001 Annual Meeting of Stockholders of AK Steel Holding Corporation (the "Company") will be held in the duBarry Room of the Hotel duPont, 11th & Market Streets, Wilmington, Delaware, on Monday, May 14, 2001, at 10:00 a.m., for the following purposes:

    1. To elect nine directors of the Company; and

    2. To transact such other business as properly may come before the meeting.

  The Board of Directors has fixed March 23, 2001, as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting.

                                          By order of the Board of Directors,
                                             Brenda S. Harmon
                                              Secretary

Middletown, Ohio
April 6, 2001

 WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED BY FURNISHING WRITTEN NOTICE TO THAT EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE ANNUAL MEETING AND VOTING IN PERSON.

                         AK STEEL HOLDING CORPORATION
                               703 Curtis Street
                            Middletown, Ohio 45043

                               ----------------

                                PROXY STATEMENT

                               ----------------

  This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of AK Steel Holding Corporation (the "Company") of proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on May 14, 2001 and at any and all adjournments thereof.

  At the meeting, the Company's stockholders will vote for the election of nine directors. The affirmative vote of the holders of a plurality of the shares present in person or represented by proxy at the meeting is required for election as a director. Each share represented by a duly executed proxy received by the Company prior to the meeting will be voted in accordance with the choices specified therein by the stockholder. If no contrary direction is specified, the proxy will be voted FOR the election as directors of the nine nominees listed in this Proxy Statement. Stockholders who execute proxies may revoke them at any time before they are voted by filing with the Company a written notice of revocation, by delivering a duly executed proxy bearing a later date or by attending the meeting and voting in person.

  The Board of Directors has fixed the close of business on March 23, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. At that date, there were issued and outstanding 107,803,644 shares of Common Stock and 259,481 shares of Preferred Stock, all of which vote together as a single class. Holders of Common Stock and/or Preferred Stock are entitled to one vote for each share held on all matters that properly may come before the meeting.

                             ELECTION OF DIRECTORS

  At present, the Company's Board of Directors consists of nine persons, of whom one, Mr. John A. Georges, will retire as a director of the Company effective as of the date of the Annual Meeting. In anticipation of Mr. Georges' forthcoming retirement, the Board of Directors has temporarily increased the number of directors to ten, effective April 19, 2001, and elected Mr. Richard A. Abdoo to fill the resulting vacancy, with the expectation that Mr. Abdoo will stand for reelection at the Annual Meeting, at which time the number of directors will return to nine.

  In accordance with the Company's by-laws, the Board of Directors has fixed the number of directors at nine effective as of the date of the Annual Meeting. If elected, each of the nominees listed below will serve as a director of the Company for a term expiring on the date of the next succeeding Annual Meeting of Stockholders and until his or her successor is duly elected and qualifies. If any nominee is unable to serve, proxies may be voted for another person designated by the Board of Directors. The Company has no reason to believe that any nominee will be unable to serve.

Information Concerning Nominees for Directors

  Set forth below is information with respect to the nine nominees for election as directors, each of whom currently is or, at the date of the Annual Meeting, will be serving as a director of the Company.

                Richard A. Abdoo


                Mr. Abdoo, age 57, was elected a director of the Company effective April 19, 2001. Mr. Abdoo has been the Chairman, President and Chief Executive Officer of Wisconsin Energy Corporation since May 1991. He is a director of Marshall & Ilsey Corporation, United Wisconsin Services, Incorporated and Universal Foods Corporation. He is a member of the American Economic Association and is a registered professional engineer in various states.

[Photo Of Richard A. Abdoo]

                Allen Born

                Mr. Born, age 67, a director of the Company since March 2, 1995, is Chairman of Born Investments, LLC, a private investment firm involved in venture capital and directional drilling for natural gas production. From November 1993 until July 1998, he served as Chairman and Chief Executive Officer of Alumax Inc., and for more than five years prior thereto he served as Chairman and Chief Executive Officer of Amax Inc. Mr. Born also is a director of Cyra Technologies, Inc. and Inmet Mining, and serves as a Vice Chairman of the Kennedy Center's Corporate Fund Board.

[Photo of Allen Born]

                Donald V. Fites


                Mr. Fites, age 67, a director of the Company since January 1, 2000, was the Chairman and Chief Executive Officer of Caterpillar Inc. from June 1990 until his retirement in February 1999. He currently serves as a director of AT&T Corporation, Georgia-Pacific Corporation, Exxon-Mobil Corporation, Oshkosh Truck Corporation and Wolverine World Wide Inc. Mr. Fites also is chairman of the National Advisory Board of The Salvation Army, a director of The World Methodist Council, a trustee of The Carnegie Endowment for International Peace, a director of Valparaiso University and a member of The Business Council.

[Photo of Donald V. Fites]

                Dr. Bonnie G. Hill

                Dr. Hill, age 59, a director of the Company since April 7, 1994, is a Vice President of The Tribune Company, a multimedia company, and Senior Vice President Communications and Public Affairs for the Los Angeles Times, a subsidiary of The Tribune Company. She continues as President and Chief Executive Officer of The Times Mirror Foundation, a position she has held since February 1997. Prior thereto, she served as Dean of the McIntire School of Commerce at the University of Virginia. She also is a director of Niagara Mohawk Holdings Inc., Hershey Foods Corporation and The Home Depot, Inc.


[Photo of Bonnie G. Hill]

                Robert H. Jenkins


                Mr. Jenkins, age 57, a director of the Company since January 24, 1996, served as Chairman of the Board of Sundstrand Corporation from April 1997 and as President and Chief Executive Officer of that company from September 1995, in each case until his retirement in August 1999 following the merger of Sundstrand Corporation with and into United Technologies Corporation in June 1999. For more than five years prior thereto, Mr. Jenkins was employed by Illinois Tool Works as its Executive Vice President and in other senior management positions. Mr. Jenkins also is a director of Clarcor Inc., Cordant Technologies Inc., Pella Corporation, Sentry Insurance and Solutia, Inc. and has served as a member of the boards of trustees of the Manufacturers Alliance and the National Association of Manufacturers.

                Lawrence A. Leser

                Mr. Leser, age 65, a director of the Company since May 17, 1995, retired as Chairman of The E.W. Scripps Company in May 1999, having also served as its Chief Executive Officer from July 1985 until May 1996. Mr. Leser also serves as a director of Union Central Life Insurance Company and is a Trustee of Xavier University.


[Photo of Lawrence A. Leser]

                Daniel J. Meyer

                Mr. Meyer, age 64, was elected a director of the Company effective January 1, 2000. Mr. Meyer is the Chairman and Chief Executive Officer of Milacron Inc., a Cincinnati-based plastics processing and metalworking technologies company, having served in that position since 1991. He also serves as a director of The E. W. Scripps Company, Hubbell Inc. and Broadwing Inc.

[Photo of Daniel J. Meyer]

                Dr. James A. Thomson


                Dr. Thomson, age 56, a director of the Company since March 18, 1996, is the President and Chief Executive Officer of The Rand Corporation, having served in that capacity since August 1989. He also serves as a director of Entrust Technologies Inc. and Texas Biotechnology Corporation.

[Photo of Dr. James A. Thomson]

                Richard M. Wardrop, Jr.

                Mr. Wardrop, age 55, was elected Chairman of the Board of the Company effective January 27, 1997. He has been a director since March 2, 1995, and Chief Executive Officer since May 16, 1995. Mr. Wardrop also served as President of the Company from April 7, 1994, until March 20, 1997.


[Photo Richard M. Wardrop, Jr.]

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE ELECTION OF EACH OF THE FOREGOING NOMINEES.

Committees of the Board of Directors

  The Board of Directors has established an Audit Committee, a Compensation Committee, a Public Affairs Committee and a Nominating and Governance Committee. Mr. Georges, who will be retiring from the Board of Directors effective as of the date of the Annual Meeting, currently serves as Chairperson of the Audit Committee and is a member of the Public Affairs Committee.

  The Audit Committee recommends to the Board of Directors the firm of certified public accountants that will be appointed to serve as the independent auditors of the Company's annual financial statements. The Committee meets with representatives of that accounting firm to review the plan, scope and results of the annual audit and the recommendations of the independent accountants regarding the Company's internal accounting systems and controls. During 2000, the Committee was comprised of Messrs. Georges (Chairperson), Born and Leser and Dr. Thomson. Upon reelection at the Annual Meeting, Mr. Leser will become Chairperson of the Committee and Mr. Meyer will become a member of the Committee. A report of the Audit Committee is set forth on page 16.

  The Compensation Committee makes recommendations to the Board of Directors with regard to the Company's compensation and benefits policies and practices. The Committee also reviews and makes recommendations to the Board of Directors with respect to the compensation of the Company's principal executive officers and administers the Company's Stock Incentive Plan. During 2000, the members of the Committee were Messrs. Born (Chairperson), Jenkins and Leser and Dr. Hill.

  The Public Affairs Committee reviews and makes recommendations to the Board of Directors regarding the Company's public affairs policies and practices, including its policies with respect to environmental compliance, employee safety and health and equal employment opportunities. During 2000, the members of the Committee were Dr. Hill (Chairperson) and Messrs. Fites, Georges and Meyer. Effective April 19, 2001, they will be joined by Mr. Abdoo.

  The Nominating and Governance Committee reviews and makes recommendations to the Board of Directors regarding the size, organization, membership requirements, compensation and other practices and policies of the Board. During 2000, the members of the Committee were Messrs. Jenkins (Chairperson), Fites and Meyer and Dr. Thomson. Effective April 19, 2001, they will be joined by Mr. Abdoo and, upon reelection at the Annual Meeting, Mr. Meyer will move to the Audit Committee.

Attendance at Meetings

  During 2000, there were four regular meetings and three special telephonic meetings of the Board of Directors, four meetings of each of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee and two meetings of the Public Affairs Committee. Each director attended at least 75% of the meetings of the Board and those committees of which he or she was a member.

Compensation of Directors

  During 2000, each director who is not an employee of the Company received an annual fee of $37,500 for service on the Board of Directors. One-half of that amount was paid in the form of shares of Common Stock of the Company valued at its market price on the date of issuance and the balance was paid in cash (receipt of which may have been deferred pursuant to a prior election) or, at the director's option, in the form of additional shares of Common Stock. Each director who chairs a committee of the Board of Directors received an additional annual fee of $5,000 for such service. Non-employee directors also were paid a fee of $1,500 for each Board meeting and each committee meeting they attended and were reimbursed for their expenses incurred in attending those meetings. An employee of the Company who serves as a director receives no additional compensation for such service. Upon first being elected to the Board, each non-employee director also is granted options under the Company's Stock Incentive Plan to purchase a total of 10,000 shares of the Company's Common Stock at its then prevailing market price. The options vest on the first anniversary of the date of grant and may be exercised at any time thereafter until the tenth anniversary of the grant date or three years after retirement from the Board, whichever is sooner.

Compliance With Section 16(a) of the Securities Exchange Act of 1934

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and officers, and persons who own beneficially more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of that class and other equity securities of the Company. Officers, directors and greater-than-ten-percent beneficial owners are required by Rule 16a-3(e) under the Exchange Act to furnish the Company with copies of all reports that they file pursuant to Section 16(a).

  To the Company's knowledge, based solely upon a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to the Company's officers and directors were complied with during 2000.

                                STOCK OWNERSHIP

Directors and Executive Officers

  The following table sets forth as of March 23, 2001, information with respect to the beneficial ownership of the Company's Common Stock by (i) each officer of the Company named in the Summary Compensation Table on page 7, (ii) each current director and each nominee for election as a director and (iii) all directors and executive officers of the Company as a group. To the knowledge of the Company, none of its directors or executive officers owns any shares of its Preferred Stock.

                                                                   Percentage of
                                                    Shares Owned    Outstanding
                                                   Beneficially(1)   Shares(2)
                                                   --------------- -------------
      Richard A. Abdoo............................        1,000          *
      Allen Born..................................       31,523          *
      Donald V. Fites.............................       15,863          *
      John A. Georges.............................       18,404          *
      Dr. Bonnie G. Hill..........................        8,330          *
      John G. Hritz...............................      270,503          *
      Robert H. Jenkins...........................       18,100          *
      Lawrence A. Leser...........................       15,752          *
      Daniel J. Meyer.............................       17,363          *
      Richard E. Newsted(3).......................       34,968          *
      Dr. James A. Thomson........................       15,250          *
      James L. Wainscott..........................      122,957          *
      Richard M. Wardrop, Jr......................    1,611,540        1.49%
      James L. Wareham............................      264,127          *
      All directors and executive officers as
       a group (23 persons).......................    3,191,068        2.96%

--------
(1) Includes shares subject to stock options exercisable within 60 days.
(2) An asterisk indicates ownership of less than 1%.
(3) Mr. Newsted ceased to be an employee or officer of the Company effective January 29, 2001. The number of shares shown opposite his name in this table are those known by the Company to have been owned by him as of January 30, 2001.

Other Beneficial Owners

  The following table sets forth information with respect to each person known by the Company to own beneficially more than five percent (5%) of the outstanding Common Stock of the Company as of December 31, 2000.

                                                                    Percentage
                                                                        of
                                                       Shares Owned Outstanding
   Name and Address of Beneficial Owner                Beneficially   Shares
   ------------------------------------                ------------ -----------
   Franklin Resources, Inc.(1)........................  12,347,120     11.5%
    777 Mariners Island Boulevard
    San Mateo, California 94404
   Kawasaki Steel Corporation.........................   5,510,638      5.1%
    Hibiya, Kokusai Building
    2-3 Uchisaiwaicho, 2-Chome
    Chiyoda-Ku, Tokyo 100 Japan

  --------
  (1) Based on information contained in a statement on Schedule 13G, dated January 19, 2001, Franklin Resources. Inc. is a holding company for subsidiaries that include investment advisers registered under the Investment Advisers Act of 1940 having sole voting and dispositive power with respect to an aggregate of 12,347,120 shares held by or for various managed accounts to which they furnish advisory services.

                            EXECUTIVE COMPENSATION

Summary of Cash and Other Compensation

  Annual compensation paid to executive officers of the Company consists of salary and cash bonus awards under the Company's Annual Management Incentive Plan. Long-term compensation consists of restricted stock awards and stock options under the Company's Stock Incentive Plan and payouts in the form of cash and/or restricted stock under the Company's Long-Term Performance Plan.

  The following table sets forth the cash compensation, as well as certain other compensation, paid or accrued by the Company for each of the past three years to the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company (the "Named Executives") serving as such at December 31, 2000.

                          Summary Compensation Table

                         Annual Compensation       Long-Term Compensation
                         ------------------- -----------------------------------
                                                      Awards           Payouts
                                             ------------------------ ----------
                                                                                    All
                                             Restricted  Securities                Other
     Name and                                  Stock     Underlying      LTIP     Compen-
Principal Position        Salary   Bonus(1)  Awards(2)  Stock Options Payouts(3) sation(4)
   at 12/31/00      Year    ($)       ($)       ($)     (# of Shares)    ($)        ($)
------------------  ---- --------- --------- ---------- ------------- ---------- ---------
Richard M.
 Wardrop,
 Jr.
 Chairman
 and Chief          2000 1,200,000 2,040,000 1,457,504     400,000    2,040,000   96,121
 Executive          1999 1,200,000 2,040,000 1,539,688     150,000    1,800,000   94,007
 Officer            1998   900,000 1,350,000   957,815     100,000    1,350,000   73,074
James L.            2000   400,000   600,000   273,282      25,000      600,000   34,028
 Wareham            1999   400,000   600,000   355,313      25,000      600,000   36,224
 President          1998   400,000   600,000   383,126      50,000      600,000   34,741
John G.
 Hritz
 Executive
 Vice
 President
 and                2000   385,000   385,000   364,376      40,000      385,000   28,244
 General            1999   350,000   350,000   826,251      80,000      350,000   26,313
 Counsel            1998   296,667   296,667   191,563      25,000      310,000   21,873
Richard E.
 Newsted(5)
 Executive
 Vice               2000   385,000   385,000   364,396      40,000          --    32,946
 President,         1999   350,000   350,000   437,750      40,000      350,000   25,551
 Commercial         1998   332,500   332,500   306,501      40,000      350,000   24,528
James L.
 Wainscott
 Senior
 Vice
 President,
 Treasurer
 and Chief          2000   300,000   300,000   273,282      30,000      300,000   21,859
 Financial          1999   215,000   215,000   236,875      20,000      215,000   15,864
 Officer            1998   197,500   197,500    76,625      10,000      215,000   14,727

--------
(1) Amounts shown in this column represent bonuses earned under the Company's Annual Management Incentive Plan.

(2) The dollar value of each restricted stock award indicated in this column is based on the average price of the Company's Common Stock on the date of the award. The amounts shown do not include the value of restricted stock awards representing a portion of the payouts under the Company's Long-Term Performance Plan. All awards shown in this column were granted pursuant to the Company's Stock Incentive Plan. The aggregate number of shares of restricted stock held by the Named Executives at December 31, 2000 and the dollar value thereof (based on the closing price of the Company's Common Stock on December 31, 2000) were as follows: for Mr. Wardrop--257,500, $2,253,125; for Mr. Wareham--57,500, $503,125; for Mr. Hritz--70,000,
    $612,500; for Mr. Newsted--60,000, $525,000; and for Mr. Wainscott--
    31,500, $275,625. Dividends are paid on shares of restricted stock to the extent declared and paid on the Company's Common Stock.
  --------
  Footnotes continue on following page.

Footnotes continued from previous page

(3) The amounts shown in this column represent payouts under the Company's Long-Term Performance Plan for the performance period ended December 31, 2000. The entire amount shown for each Named Executive for 2000 was paid in cash. For each of 1999 and 1998, one half of the amount shown for each Named Executive was paid in cash and the balance in the form of an award of shares of restricted stock valued on the basis of the market price of the Company's Common Stock on the date of the approval of the share issuance by the Compensation Committee. Those shares are in addition to shares underlying restricted stock awards granted pursuant to the Stock Incentive Plan but are subject to all of the terms and conditions of that plan and vest with respect to 20% of the shares on each of the first through fifth anniversaries of the award. Receipt of the cash portion of bonus payments may have been deferred by one or more of the Named Executives pursuant to a prior election.

(4) The amounts shown in this column for 2000 were derived as follows: (i) for Mr. Wardrop, $12,121 was attributed to him for imputed income arising out of a Company-provided life insurance plan and $84,000 represents the Company's matching contributions for his account to the Company's thrift plan; (ii) for Mr. Wareham, $5,932 was attributed to him for imputed income arising out of a Company-provided life insurance plan, $28,000 represents the Company's matching contribution for his account to the Company's thrift plan and $96 was paid to him pursuant to a Company-provided medical plan; (iii) for Mr. Hritz, $1,294 was attributed to him for imputed income arising out of a Company-provided life insurance plan and $26,950 represents the Company's matching contribution for his account to the Company's thrift plan; (iv) for Mr. Newsted, $863 was attributed to him for imputed income arising out of a Company-provided life insurance plan and $32,083 represents an additional bonus; and (v) for Mr. Wainscott, $659 was attributed to him for imputed income arising out of a Company-provided life insurance plan, $21,000 represents the Company's matching contribution for his account to the Company's thrift plan and $200 was paid to him pursuant to a Company-provided medical plan.

(5) Mr. Newsted was an executive officer of the Company at December 31, 2000. He ceased to be an employee and officer of the Company effective January 29, 2001.

Stock Options

  Pursuant to its Stock Incentive Plan, the Company grants to its key employees, including its executive officers, options to purchase shares of its Common Stock. The plan does not provide for, and the Company does not grant, stock appreciation rights.

  The following table sets forth information with respect to stock options granted to the Named Executives in 2000:

                          Stock Option Grants in 2000

                                                            Potential Realizable
                             Percent of                       Value at Assumed
                               Total                          Annual Rates of
                              Options   Exercise                Stock Price
                     Options Granted to  Price                Appreciation for
                     Granted Employees    Per                  Option Term(2)
                      (# of   in 2000    Share   Expiration --------------------
Name                 shares)    (%)      ($)(1)     Date     5% ($)    10% ($)
----                 ------- ---------- -------- ---------- --------- ----------
R. M. Wardrop, Jr..  400,000   52.02    18.2188   1/20/10   4,583,082 11,614,430
J. L. Wareham......   25,000    3.25    18.2188   1/20/10     286,443    725,902
J. G. Hritz........   40,000    5.20    18.2188   1/20/10     458,308  1,161,443
R. E. Newsted(3)...   40,000    5.20    18.2188   1/20/10         --         --
J. L. Wainscott....   30,000    3.90    18.2188   1/20/10     343,731    871,082

--------
(1) All options provide for an exercise price equal to the fair market value of the underlying shares as of the date of grant.
(2) The amounts shown in these columns represent the potential appreciation in the value of the options over their stated term of ten years, based upon assumed compounded rates of appreciation of 5% per year (equivalent to 62.89%) and 10% per year (equivalent to 159.37%), respectively. Those amounts are not intended as forecasts of future appreciation, which is dependent upon the actual increase, if any, in the market price of the shares underlying the options, and there is no assurance that the amounts of appreciation shown in these columns will be realized.
(3) Mr. Newsted's options ceased to be exercisable when his employment terminated effective January 29, 2001.

  The following table provides information as to options exercised by each of the Named Executives in 2000 and the value of options held by them at year end:

                    Aggregate Option Exercises in 2000 and
                      Option Values at December 31, 2000

                                                   Number of Unexercised     Value of Unexercised
                           Number                       Options at          In-the-Money Options at
                          of Shares                  December 31, 2000      December 31, 2000($)(1)
                         Acquired on    Value    ------------------------- -------------------------
Name                      Exercise   Realized($) Exercisable Unexercisable Exercisable Unexercisable
----                     ----------- ----------- ----------- ------------- ----------- -------------
R. M. Wardrop, Jr. .....     -0-         -0-       846,667      533,333        -0-          -0-
J. L. Wareham...........     -0-         -0-       101,668       58,332        -0-          -0-
J. G. Hritz.............     -0-         -0-        92,667      101,665        -0-          -0-
R. E. Newsted...........     -0-         -0-       222,001       79,999        -0-          -0-
J. L. Wainscott.........     -0-         -0-        25,332       46,666        -0-          -0-

--------
(1) Calculated on the basis of the difference between the option exercise price and the closing price of the Company's Common Stock on the New York Stock Exchange on December 31, 2000 ($8.75 per share).

Long-Term Incentive Awards

  The Company's Long-Term Performance Plan is designed to increase management's focus on the Company's longer term performance relative to that of a group of five other steel producers--Bethlehem Steel Corporation, The LTV Steel Company, Inc., National Steel Corporation, Nucor Corporation and the U.S. Steel Group of USX Corporation--and to further enhance the Company's ability to retain the services of its key executives.

  Long-term performance is measured on the basis of what the Company deems to be a critical indicator of profitability in the steel industry--operating profit per ton of steel shipped--which, for purposes of the plan, is assessed both cumulatively and annually over a performance period of three years, with a new performance period commencing annually. Payouts are shown in the Summary Compensation Table on page 7.

  Payouts under the plan are made shortly following the expiration of the applicable performance period. No payout is made unless (i) the Company reports net income for the last year of the performance period and (ii) the Company's operating profit per ton ranks at least in the upper two-thirds of the competitor group either on a cumulative basis over the entire performance period or during the last year of the performance period. The payout to each participating executive is determined by multiplying the executive's annualized base salary as of the end of the performance period by an award percentage. A target percentage for each executive is established at or shortly following the beginning of the performance period, subject to the approval of the Compensation Committee. The actual award percentage may be higher or lower than the target percentage, depending upon the Company's performance relative to that of the competitor group during the performance period, and currently ranges from a threshold of 15% of the target percentage to a maximum of 200% of the target percentage. An executive would be entitled to the maximum payout only if the Company's performance ranks first among the competitor group both on a cumulative basis over the entire performance period and during the last year thereof. No payment is made to an executive who has voluntarily resigned or been discharged for cause prior to the scheduled date of payout. Upon retirement or certain other termination events, an executive is entitled under the Plan to receive, in lieu of any amounts to which he or she otherwise might have been entitled in respect of performance periods that commenced prior thereto but are scheduled to expire thereafter, a payment equal to his or her payout for the performance period last ended prior to the date of his or her retirement or termination of employment. An executive who quits or whose employment is terminated for cause forfeits any rights to payment for performance periods for which payment has not yet been made. Up to 50% of an executive's payout may be made in the form of an award of shares of restricted stock, which vests with respect to 20% of the shares on each of the first through fifth anniversaries of the award date.

  The following table sets forth information with respect to potential payouts to the Named Executives pursuant to the Company's Long-Term Performance Plan:

                 Projected Long-Term Performance Plan Payouts

                         Number of
                          Shares,    Performance    Projected Future Payouts(2)
                         Units or   Period Until   -----------------------------
                           Other    Maturation or  Threshold  Target    Maximum
Name                     Rights(1)     Payout         ($)       ($)       ($)
----                     --------- --------------- --------- --------- ---------
R. M. Wardrop, Jr.......     85    1/1/00-12/31/02  153,000  1,020,000 2,040,000
J. L. Wareham...........     75    1/1/00-12/31/02   45,000    300,000   600,000
J. G. Hritz.............     50    1/1/00-12/31/02   28,875    192,500   385,000
R. E. Newsted(3)........     50    1/1/00-12/31/02      --         --        --
J. L. Wainscott.........     50    1/1/00-12/31/02   22,500    150,000   300,000

--------
(1) The number set forth in this column for a Named Executive is the target percentage specified by the Compensation Committee.
(2) For purposes of projecting a Named Executive's future payout, the applicable target percentage has been multiplied against the Named Executive's annualized base salary as of December 31, 2000. A Named Executive's ultimate payout will be determined by multiplying the applicable award percentage against his or her annualized base salary at December 31, 2002, which may not be the same as that in effect at December 31, 2000.
(3) No future LTIP payments are projected for Mr. Newsted because he ceased to be an employee and officer of the Company effective January 29, 2001.

Agreements with Principal Officers

  The Company's executive officers and certain other key managers are covered by agreements that provide for severance payments and other benefits in the event of termination of the employee's employment for certain reasons set forth in the agreements (a "Triggering Event"), such as a diminution of the covered employee's salary, a significant adverse change in the employee's responsibilities or termination of the employee's employment other than for cause (as defined in the agreements). The agreements generally provide that upon the occurrence of a Triggering Event, an elected officer (including each of the Named Executives) would be entitled to (i) a lump sum severance payment equal to the salary to which that officer would otherwise have been entitled for a period (the "severance payment period") of 36 months (if the Triggering Event occurs within 24 months following the occurrence of a Change in Control, as defined in the agreements) or 24 months (in the case of a Triggering Event occurring other than within 24 months after a Change in Control); (ii) a lump sum payment under the Company's Annual Management Incentive Plan of a sum equal to the aggregate annual bonuses to which the officer would have been entitled for the applicable severance payment period based upon the bonus actually received by the employee under that plan for the year preceding the Triggering Event; (iii) payment of any Long-Term Performance Plan award earned, but not yet paid, and a lump-sum payment equal to the award paid or earned for the prior performance period; (iv) the immediate vesting and lapse of all restrictions on shares that were the subject of restricted stock awards to the employee under the Company's Stock Incentive Plan; (v) the right, for a period of three years following the Triggering Event, to exercise any stock options that were outstanding at the date of the Triggering Event; and (vi) continuing coverage under the Company's benefit plans (including life, health and other insurance benefits) for the duration of the applicable severance payment period. For all key managers other than executive officers, the applicable severance period is 18 months, whether or not the Triggering Event is preceded by a Change in Control. The agreements with certain senior executive officers (including the Named Executives) also provide that, upon either (i) an involuntary termination of employment other than for cause (whether or not preceded by a Change in Control) or (ii) a voluntary termination of employment for good reason (as defined in the agreements) within 24 months following a Change in Control, the officer would be entitled to a further lump sum payment equal to (and in lieu of) all amounts to which that officer would otherwise have been entitled under the Company's supplemental retirement plan (described below under "Pension Plans"), such payment to be calculated as if he had become fully vested under the plan and had retired at age 60 (or his then actual age, if higher). If the Triggering Event is preceded by a Change in Control and any portion of the required payments to an elected officer becomes subject to the federal excise tax on so-called "parachute payments," the agreement with that officer provides for "gross-up" so that the net amount retained by the officer, after deduction of the excise tax and any applicable taxes on the "gross-up" payment, is not reduced as a consequence of such excise tax. The Company's agreements with its senior executive officers (including the Named Executives) provide to each such officer the right, exercisable only during a thirty-day period commencing
(i) immediately after the occurrence of a Change in Control in the case of the Chief Executive Officer, and (ii) 180 days following the occurrence of a Change in Control in the case of all other senior executive officers, to voluntarily terminate his or her employment and obtain the same benefits as would be available following a Triggering Event.

  On August 7, 2000, the Company loaned to Mr. Newsted the sum of $80,000 to finance part of the cost of construction of a new home. The loan, which, by its terms, was due and payable on January 31, 2001, was prepaid in full on January 18, 2001, together with accrued interest thereon at the rate of 6.25% per annum.

Pension Plans

  The Company's executive officers are eligible for retirement benefits under either of two qualified benefit plans: (i) a defined benefit plan (the "Defined Benefit Plan") that provides benefits based on an employee's highest eligible earnings in any 60 consecutive months of service during his or her last 120 consecutive months of service, or (ii) a cash balance plan (the "Cash Balance Plan") that accumulates credits based on an employee's length of service and his or her compensation throughout that period of service. An employee's eligibility for coverage under a particular plan is generally determined on the basis of the date at which he or she commenced employment with the Company.

  Executive officers are also eligible for benefits under a supplemental retirement plan (the "Supplemental Plan") that provides a "make up" of qualified plan benefits that may be denied to participants in the qualified plans because of limitations imposed by the Internal Revenue Code of 1986, as amended, as well as supplemental benefits for employees with a minimum of ten years of service, including at least five years of service as a member of key management. The benefit derived from the Supplemental Plan is subject to an offset for any benefit from the Company's qualified plan and any other employer-provided qualified plan. A participant's benefit under the Supplemental Plan, before giving effect to such offset, is equal to the greater of:

  (a) 50% of his or her average covered compensation (base salary, bonus under the Annual Management Incentive Plan and payout under the Long-Term Performance Plan) during the relevant calculation period, or

  (b) the participant's benefit under the applicable qualified plan in which he or she participates, calculated without regard to the limitations imposed by the Internal Revenue Code of 1986, as amended.

                       Estimated Annual Pension Benefits

  Each of the Named Executives (other than Mr. Hritz) and all but seven of the Company's other officers, participate in the Cash Balance Plan. Mr. Hritz and seven other officers participate in the Defined Benefit Plan. Except for Mr. Wareham, who will accrue a supplemental retirement benefit under the terms of the Supplemental Plan in effect at the time of his employment, and Mr. Newsted, who ceased to be an employee and officer of the Company effective January 29, 2001, all officers also are covered under the Supplemental Plan. The following table sets forth the estimated combined annual retirement benefits (calculated on a straight life annuity basis) that may become payable to a covered participant in the higher compensation classifications under either of the qualified plans and the Supplemental Plan, assuming satisfaction of the requisite service requirements at time of retirement:

                                  Estimated Maximum Benefit
                  ------------------------------------------------------------
                      Average
                      Covered                                       Estimated
                  Compensation ($)                                 Benefit ($)
                  ----------------                                 -----------
                       400,000                                        200,000
                       800,000                                        400,000
                     1,200,000                                        600,000
                     1,600,000                                        800,000
                     2,600,000                                      1,300,000
                     3,600,000                                      1,800,000
                     4,600,000                                      2,300,000

The following table sets forth, as of December 31, 2000, the number of years of creditable service and the applicable covered compensation for pension benefit calculation purposes for each of the Named Executives:

                                                       Years of     Covered
     Name                                              Service  Compensation ($)
     ----                                              -------- ----------------
     R. M. Wardrop, Jr. ..............................    8.5      4,640,000
     J. L. Wareham....................................    3.8      1,600,000
     J. G. Hritz......................................   11.3      1,036,000
     R. E. Newsted....................................    6.3        945,000
     J. L. Wainscott..................................    5.8        718,000

Compensation Committee Report on Executive Compensation

 Compensation Policies

  The functions of the Compensation Committee (the "Committee") are to review and recommend to the Board of Directors the compensation of the Company's executive officers, to review the duties and responsibilities of those officers, to review the Company's overall compensation and personnel policies, to administer the Company's Stock Incentive Plan, Long-Term Performance Plan and certain other employee benefit plans, and to review and make recommendations to the Board of Directors with respect to the Company's incentive compensation plans, pension and savings plans and employee retirement policies, benefits and plans. With respect to the Company's executive compensation arrangements, the Committee's goal is to establish a compensation program that strengthens the commonality of interest between management and the Company's stockholders, links compensation with Company performance and enables the Company to attract and retain executives of high caliber and ability.

 Executive Officer Compensation Components

  The key elements of the Company's executive officer compensation program are base salary, bonus awards under the Annual Management Incentive Plan and long-term incentives consisting of awards under the Long- Term Performance Plan and awards of stock options and restricted stock under the Stock Incentive Plan. Each of these elements is addressed separately below.

 Base Salary

  Salary levels are assigned to positions within competitive standards based on job responsibilities and a review of the salary levels for comparable positions at other major corporations, as disclosed in compensation surveys conducted by independent consulting firms. Corporations for which compensation data are included in these surveys include various industrial companies with operations of comparable size and scope to those of the Company, as well as the largest publicly owned integrated steel companies in the United States.

  Increases in base salary for an executive officer are based on individual performance, Company performance and market compensation trends. The Committee does not rely on any specific formula nor does it assign specific weights to the various factors used in determining base salaries. Strong individual performance and strong Company performance would generally result in above-average increases. Below-market increases or no increases would generally occur in years when individual performance and Company performance are below expectations.

 Annual Management Incentive Plan

  The Company's Annual Management Incentive Plan is designed to motivate executive officers to focus on both financial and non-financial goals that directly impact shareholders. A bonus award under the plan is expressed as a percentage of an executive's total base compensation for the year. Depending upon the extent to which prescribed targets are achieved or exceeded, that percentage may vary from approximately 85% to as much as 170% for the Chairman and Chief Executive Officer, from 75% to as much as 150% for the President and from 50% to as much as 100% for each of the other executive officers. If minimum thresholds are not achieved, no bonus is payable.

  Because the Company's performance for 2000 exceeded each of the financial and non-financial targets, bonus awards for 2000 as a percentage of base compensation were 170% for Mr. Wardrop, 150% for Mr. Wareham and 100% for each of the other Named Executives.

 Long-Term Performance Plan

  The Company's Long-Term Performance Plan is designed to increase management's focus on the Company's performance relative to that of its principal competitors over a multi-year period and to further enhance the Company's ability to retain the services of its key executives.

  Because the Company's operating profit per ton exceeded that of all other companies in the competitor group during 1998, 1999 and 2000, each of the participating executives (including each of the Named Executives, other than Mr. Newsted) received the maximum payout for the performance period that ended December 31, 2000 (which ranged from 100% of annualized base salary at December 31, 2000, in the case of Messrs. Hritz and Wainscott to 150% of annualized base salary at December 31, 2000, in the case of Mr. Wareham and 170% of annualized base salary at December 31, 2000 in the case of Mr. Wardrop).

 Stock Incentive Plan

  Grants of stock options and restricted stock awards under the Company's Stock Incentive Plan are designed to link executive compensation to appreciation in the market price of the Company's Common Stock and to encourage executives to remain in the employ of the Company. Grants of options and restricted stock awards were made during 2000 to each of the executives named in the Summary Compensation Table based upon the recommendations of an independent compensation consultant and consideration of the executive's performance and contribution to the Company. These grants are reflected in the Summary Compensation Table.

 Compensation of Chief Executive Officer

  During 2000, Mr. Wardrop's annual base salary was $1,200,000. He also received an annual bonus of $2,040,000 for that year pursuant to the Company's Annual Management Incentive Plan based solely upon the Company's corporate performance for the year. In addition, pursuant to the Stock Incentive Plan, Mr. Wardrop was granted options with respect to 400,000 shares and restricted stock awards with respect to 85,000 shares. He also received an award of $2,040,000 under the Long-Term Performance Plan for the three-year performance period that ended December 31, 2000. Each of these compensation components was based upon the recommendation of an independent compensation consultant as well as the Committee's recognition of Mr. Wardrop's individual contribution to the Company's achievements during 2000.

 Policy with Respect to Deductibility of Executive Compensation

  Section 162(m) of the Internal Revenue Code (the "Code") generally limits to $1,000,000 per covered executive the deductibility for federal income tax purposes of the annual compensation paid to a company's chief executive officer and each of its other four most highly compensated executive officers. Under the provisions of Section 162(m), there may be excluded from the $1,000,000 limit compensation that is determined on the basis of certain performance goals under plans that meet certain specific criteria. Compensation attributable to the exercise of options granted under the Stock Incentive Plan, as well as bonuses paid under the Annual Management Incentive Plan and the Long-Term Performance Plan, are excluded from the $1,000,000 limit as a consequence of certain amendments to those plans that were approved by stockholders.

                                          The Compensation Committee
                                             Allen Born, Chairman
                                             Dr. Bonnie G. Hill
                                             Robert H. Jenkins
                                             Lawrence A. Leser

Compensation Committee Interlocks

  The members of the Compensation Committee are not employees of the Company and do not participate in any of the Company's management compensation programs. No member of the Committee is an executive officer of a company of which an executive officer of the Company serves as a director.

                         COMPARATIVE PERFORMANCE GRAPH

  The following graph compares the cumulative total stockholder return on the Company's Common Stock for the five-year period from January 1, 1996 through December 31, 2000, with the cumulative total return for the same period of (i) the Standard & Poor's 500 Stock Index and (ii) a peer group consisting of the four largest publicly owned integrated steel companies in the United States (Bethlehem Steel Corporation, The LTV Corporation, National Steel Corporation and the U.S. Steel Group of USX Corporation). These comparisons assume an investment of $100 at the commencement of the period and reinvestment of dividends. With respect to companies in the peer group, the returns of each company have been weighted to reflect its stock market capitalization relative to that of the other companies in the group.

                           Cumulative Total Returns
                   January 1, 1996 through December 31, 2000
                  (Value of $100 invested on January 1, 1996)





                             [GRAPH APPEARS HERE]
                                    Legend

                             January 1,   December 31,   December 31,   December 31,   December 31,   December 31
Symbol        Description      1996          1996           1997           1998           1999           2000
[Square]      AK STEEL        $100.00      $117.59         $107.29        $146.27        $120.39        $ 58.96
[Circle]      PEER GROUP      $100.00      $ 88.27         $ 86.70        $ 66.09        $ 81.60        $ 37.97
[Diamond]     S&P 500         $100.00      $122.90         $163.85        $210.58        $254.83        $231.62

                            AUDIT COMMITTEE REPORT

  The Audit Committee of the Board of Directors (the "Committee") assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the Company's accounting, auditing and financial reporting practices. During 2000, the Committee met four times and discussed the interim financial information contained in each quarterly earnings announcement with the Company's Chief Financial Officer and its independent auditors prior to public release. In addition, during the year, the Committee adopted, and the Board approved, a new charter setting forth the Committee's composition, duties and responsibilities. A copy of the charter is attached to this Proxy Statement as Annex A.

  In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standard Board Standard No. 1, "Independence Discussion with Audit Committees," and discussed with the auditors any relationships that may impact their objectivity and independence. The Committee also discussed with management and the independent auditors the quality and adequacy of the Company's internal controls. The Committee reviewed with the independent auditors their audit plans, audit scope and identification of audit risks.

  The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement of Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with and without management present, discussed and reviewed the results of the independent auditors' examination of the financial statements.

  The Committee discussed and reviewed the Company's audited financial statements as of and for the year ended December 31, 2000 with both management and the independent auditors. Management has the responsibility for the preparation of the Company's financial statements and the independent auditors have the responsibility for the examination of those statements.

  Based on its discussions and review with management and the independent auditors, the Committee recommended to the Board that the Company's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment of the independent auditors and the Board concurred in that recommendation.

                                          John A. Georges, Chairman
                                          Allen Born, Member
                                          Lawrence A. Leser, Member
                                          Dr. James A. Thomson, Member

                        PRINCIPAL ACCOUNTING FIRM FEES

  The following table sets forth the aggregate fees paid or accrued by the Company to its principal accounting firm, Deloitte & Touche LLP, for the year ended December 31, 2000:

      Audit fees(1).................................................. $1,063,000
      All other fees(2)..............................................  2,421,500
                                                                      ----------
        Total........................................................ $3,484,500
                                                                      ==========

     --------
     (1) Includes fees for audit of annual financial statements and reviews of unaudited quarterly financial reports, as well as fees for audits required for regulatory reporting by the Company's insurance subsidiaries and statutory reporting by certain of its wholly-owned foreign subsidiaries.

     (2) Includes fees for tax compliance, tax planning, employee benefit plan audits and other non-audit services.

                                 OTHER MATTERS

  Any proposals of stockholders intended to be presented at the Annual Meeting of Stockholders in 2002 must be submitted in writing, addressed to the Secretary of the Company at its principal executive offices, and received by the Company by December 6, 2001, in order to be considered for inclusion in the proxy statement and form of proxy for that meeting.

  The Company's audited financial statements as of and for the year ended December 31, 2000, together with the report thereon of Deloitte & Touche LLP, independent public accountants, are included in the Company's Annual Report on Form 10-K under the Securities Exchange Act of 1934. A copy of the 2000 Annual Report on Form 10-K is included in the Company's 2000 Annual Report to Stockholders and is being furnished to stockholders together with this Proxy Statement.

  The Board of Directors has selected Deloitte & Touche LLP as the Company's independent accountants for the current fiscal year. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will respond to appropriate questions.

  This Proxy Statement and the accompanying form of proxy will initially be mailed to stockholders on or about April 6, 2001 together with the 2000 Annual Report to Stockholders. In addition, the Company is requesting banks, brokers and other custodians, nominees and fiduciaries to forward these proxy materials and the accompanying reports to the beneficial owners of shares of the Company's Common Stock held by them of record and will reimburse them for their reasonable out-of-pocket expenses for doing so. The Company has retained Innisfree M&A Incorporated to assist in the solicitation of proxies for a fee estimated to be $7,500 plus out-of-pocket expenses. Solicitation of proxies also may be made by officers and employees of the Company. The cost of soliciting proxies will be borne by the Company.

  The Board of Directors does not know of any matters to be presented at the meeting other than those set forth in the accompanying Notice of Meeting. However, if any other matters properly come before the meeting, it is intended that the holders of proxies will vote thereon in their discretion.

                                          By order of the Board of Directors,
                                             Brenda S. Harmon
                                              Secretary

Middletown, Ohio
April 6, 2001

                                                                        Annex A

                         AK STEEL HOLDING CORPORATION
                       (Including AK Steel Corporation)

                            AUDIT COMMITTEE CHARTER

  The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") of the Corporation in fulfilling its responsibility to oversee management's conduct of the Corporation's financial reporting process.

  The Committee's role is one of oversight. The Board recognizes that the Corporation's management is responsible for preparing the Corporation's financial statements and that the Corporation's independent public accountants are responsible for auditing those financial statements and are ultimately accountable to the Board and the Committee, who are in place to represent the Corporation's shareholders. Additionally, the Board recognizes that accounting personnel, including the Corporation's internal audit staff and its independent public accountants, have more time, knowledge and detailed information regarding the Corporation's financial affairs than do Committee members. Accordingly, in carrying out its oversight role, the Committee is not expected to provide any expert or special assurance as to the Corporation's financial statements or any professional certification as to the work of its independent public accountants.

  The following list of the common recurring activities of the Committee in carrying out its oversight role is set forth as a guide, with the understanding that the Committee may diverge from this guide as appropriate in the circumstances:

  (1) The Committee shall select, evaluate and recommend to the Board the appointment, and, where appropriate, the replacement of the Corporation's independent public accountants.

  (2) The Committee shall:

    (a) ensure that the Corporation's independent public accountants submit to the Corporation on a periodic basis a formal written statement delineating all relationships between those accountants and the Corporation consistent with Independence Standards Board Standard Number 1;

    (b) discuss with the Corporation's independent public accountants any such disclosed relationships and their impact on the accountants' independence; and

    (c) recommend that the Board take appropriate action in response to the accountants' report to satisfy itself as to the accountants' independence.

  (3) The Committee shall review the structure and effectiveness of the Corporation's financial reporting and management information systems to assess whether accurate and timely financial information is available to the Corporation's management and the Board.

  (4) The Committee shall discuss with management and the Corporation's independent public accountants the quality and adequacy of the Corporation's internal controls to:

    (a) foster compliance with the Corporation's accounting and financial management policies;

    (b) maintain compliance with applicable governmental requirements;

    (c) safeguard data and information systems from misuse; and

    (d) foster responsible conduct by all employees engaged in administering and accounting for the receipt and disbursement of funds.

  (5) The Committee shall review with management and the Corporation's independent public accountants the audited financial statements to be included in the Corporation's Annual Report on Form 10-K and shall review and consider with the Corporation's independent public accountants the matters required to be discussed by Statement of Auditing Standards ("SAS") No. 61 (as amended).

  (6) As a whole, or through the Committee chair, the Committee shall, prior to the Corporation's filing with the Securities and Exchange Commission of each Quarterly Report on Form 10-Q, review with the public accountants the Corporation's interim financial results to be included in that Quarterly Report and the matters required by SAS No. 61 (as amended) to be discussed; and

  (7) The Committee shall review the Corporation's financial reporting procedures to monitor compliance by the Corporation with the financial disclosure requirements of applicable laws.

  In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention, with full access to all of the Corporation's books, records, facilities and personnel and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Corporation's shareholders. Accordingly, the Corporation's independent public accountants are ultimately accountable to the Board and the Committee. Similarly, the Corporation's independent public accountants, internal auditors, executive and financial management and general counsel will have full access to the Committee and each is responsible for bringing before this Committee in a timely manner any matter such firm or person feels appropriate to the discharge of the Committee's responsibility.

  The Committee shall meet at least four times annually and at such other times as may be necessary or desirable and shall report regularly to the Board of Directors as to its reviews and recommendations.

  A director selected by the Nominating and Governance Committee and approved by the Board shall chair the Committee.

  The Committee shall be comprised of not less than three members of the Board, and the Committee's composition will meet the requirements of the Audit Committee Policy of the New York Stock Exchange. Accordingly, all of the Committee's members shall be directors:

  (1) who have no relationship to the Corporation that may interfere with the exercise of their independence from management and the Corporation, and

  (2) who are financially literate or who became financially literate within a reasonable period of time after appointment to the Committee.

  In addition, at least one member of the Committee shall be required to have accounting or related financial management expertise, as the Board interprets such requirement in its business judgment.

  The Committee shall review the adequacy of this Charter on an annual basis and recommend to the Nominating and Governance Committee amendments thereto when the same are deemed appropriate. Amendments then will be presented to the Board for approval.


                                      A-2
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                         AK STEEL HOLDING CORPORATION
                        Annual Meeting of Stockholders
                         To be held on May 14, 2001

     The undersigned stockholder of AK Steel Holding Corporation (the "Company") hereby appoints Richard M. Wardrop, Jr., David C. Horn and Brenda S. Harmon, and each of them, as attorneys and proxies, each with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on May 14, 2001, and at any adjournment thereof, with authority to vote at such meeting all shares of Common Stock and/or Preferred Stock of the Company owned by the undersigned on March 23, 2001, in accordance with the directions indicated herein.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION AS A DIRECTOR OF EACH OF THE NINE NOMINEES NAMED ON THE REVERSE SIDE.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NINE NOMINEES NAMED FOR ELECTION AS A DIRECTOR.

ELECTION OF DIRECTORS:
  [ ] FOR all nominees listed below       [ ] WITHHOLD AUTHORITY
      (except as marked to                    to vote for all nominees
      the contrary below)                     listed below

Nominees: Richard A. Abdoo, Allen Born, Donald V. Fites, Dr. Bonnie G. Hill,
          Robert H. Jenkins, Lawrence A. Leser, Daniel J. Meyer, Dr. James A. Thomson and Richard M. Wardrop, Jr.

(INSTRUCTIONS: To withhold authority to vote for an individual nominee named above, strike a line through that nominee's name)

And to transact such other business as may properly come before the meeting or any adjournment thereof.

                               Please sign, date and return this proxy card
                                   promptly using the enclosed envelope.

                               Date: -----------------------------------------

                               Signature(s): ---------------------------------

                               Signature(s): ---------------------------------
                               (Please date and sign exactly as name appears hereon. When signing as attorney, administrator, trustee, custodian or guardian, give full title as such. When more than one owner, all should sign. Proxies executed by a partnership or corporation should be signed in the full partnership or corporate name by a partner or authorized officer.)